EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of KAT Exploration, Inc. (the “Company”) on Form 10-K/A for the fiscal year ending November 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Christopher Krause, Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 27, 2023	/s/ Dr. Christopher Krause
Dr. Christopher Krause
Chief Executive Officer